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                                                                   EXHIBIT 10(b)


                                AMENDMENT NO. 4
                                      TO
                        AMERICAN DENTAL PARTNERS, INC.
                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                  -------------------------------------------


     The American Dental Partners, Inc. Amended and Restated 1996 Stock Option Plan, as previously amended by Amendment No. 1 dated February 27, 1998, Amendment No. 2 dated November 6, 1998, and Amendment No. 3 dated February 26, 1999 (collectively, the "Plan"), is hereby amended pursuant to the following provisions:

     1.   Definitions
          -----------

     All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

     2.   Option Price
          ------------

     Section 7 of the Plan is hereby deleted from the Plan in its entirety and replaced with the following:

     7.   Option Price.
          ------------

          The exercise price per share of Common Stock issuable upon exercise of an option shall be determined by the Board at the time of grant and set forth in the applicable Agreement; provided that such exercise price shall not be less than the fair market value per share on the date the option is granted. For purposes of the Plan, the fair market value of the Common Stock shall mean, as of any given date, whichever of the following is applicable: (i) the last reported sale price on the New York Stock Exchange ("NYSE") on that date, or, if none, the last reported sale price on the NYSE on the most recent previous trading day; (ii) the last reported sale price on the NASDAQ National Market System ("NASDAQ") on that date, or, if none, the last reported sale price on the NASDAQ on the most recent previous trading day; (iii) the mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. ("NASD") on that date, or, if none, the mean between the high and low bid and ask prices, as reported by the NASD on the most recent previous trading day; or (iv) the last reported sale price on any other stock exchange on which the Common Stock is listed on that date, or, if none, the last reported sale price on any other stock exchange on which the Common Stock is listed on the most recent previous trading day, whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Common Stock shall be the value determined by the Board, in its sole discretion.

     3.   Effective Date; Construction
          ----------------------------

          The effective date of this amendment is July 1, 1999, and this amendment shall be deemed to be a part of the Plan as of such date; provided that this amendment shall not modify the exercise price of any options granted under the Plan prior to such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

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